SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2011

UNITED-GUARDIAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10526	11-1719724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

230 Marcus Boulevard, Hauppauge, New York 11788
(Address of principal executive offices, including zip code)

(631) 273-0900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  OTHER EVENTS

One of the Company's pharmaceutical products, Renacidin Irrigation, has been made for the Company for many years by an outside supplier.  In 2010, as a result of issues at the supplier's manufacturing facility, it was necessary for the supplier to temporarily curtail production of many of its products, including Renacidin, until such time as those issues were addressed.

Those issues have now been corrected and the Company's supplier has now resumed full production of Renacidin.  In May 2011 the Company began to receive new shipments of product and resumed shipments to its customers.

The Company and its supplier have entered into a confidential settlement whereby the Company will receive an agreed-upon per-bottle credit during calendar year 2011, which will be applied to the Company's purchases of Renacidin until the credit is fully used. The Company expects to receive almost all of the credit by the end of its third fiscal quarter, with a small amount extending into the Company's fourth quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED-GUARDIAN, INC.

By:	/s/ Kenneth H. Globus
Name:	Kenneth H. Globus
Title:	President

August 25, 2011